ModivCare Reports
Second Quarter 2021 Financial Results

Denver, CO – August 6, 2021 – ModivCare Inc. (the “Company” or “ModivCare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three and six months ended June 30, 2021.

Second Quarter 2021 Highlights:
•Revenue of $474.4 million, a 68.1% increase as compared to $282.3 million in the second quarter of 2020
•Income from continuing operations, net of tax, of $13.8 million or $0.97 per diluted common share
•Adjusted EBITDA of $53.1 million, Adjusted Net Income of $30.2 million and Adjusted EPS of $2.13
•Net cash provided by operating activities during the quarter of $169.1 million
•Repurchases of common stock during the quarter of $24.6 million
•Cash and cash equivalents of $290.9 million at June 30, 2021, with $500.0 million debt outstanding related to the Senior Unsecured Notes
•Matrix, on a standalone basis, achieved net income of $0.3 million and Adjusted EBITDA of $23.1 million

Subsequent Events:
•On July 26, 2021, ModivCare announced that the Company has signed a merger agreement to acquire CareFinders Total Care LLC (“CareFinders”)
•On August 3, 2021, ModivCare announced that the Company has signed a purchase agreement to acquire VRI Intermediate Holdings, LLC (“VRI”), an industry-leading provider of remote patient monitoring (“RPM”) and medication management solutions
•On August 5, 2021, ModivCare announced that the Company has entered into a national partnership with Uber Health, aimed at further strengthening our network of transportation providers

Daniel E. Greenleaf, President and Chief Executive Officer, said, “In the second quarter we made significant progress automating and modernizing our non-emergency medical transportation ("NEMT") business and remain on target to deliver an estimated $50 million of durable annualized cost savings by year-end. Moreover, with the May 2021 acquisition of the best-in-class ATMS provider, WellRyde, we accelerated our national ‘go digital’ effort and have established a gold standard technology platform for serving our payor partners and patients. Our personal care segment benefited from a full quarter contribution from Simplura Health Group, which we acquired in November 2020 and which has seamlessly folded into our organization, creating an excellent foundation for growth. ModivCare’s second quarter Adjusted EBITDA of $53.1 million was in line with our expectations despite reflecting the impact of increased trip volume in our NEMT segment and temporary labor bottlenecks in both of our segments due to the pandemic.”

Mr. Greenleaf continued, “ModivCare is at the forefront of a seismic shift to more equitably connect patients with care. Subsequent to quarter end, we announced two significant acquisitions that advance our strategy to be a holistic provider of supportive care solutions designed to address the social determinants of health, remove barriers to care for underserved patient populations, deliver better care in the home, enhance patient lives and health outcomes, and reduce healthcare costs. We continue to utilize our NEMT network as a critical conduit to drive access to the essential services we provide and look for opportunities to expand access to care, as demonstrated by our partnership with Uber Health. We are very optimistic our supportive care solutions will deliver substantial value for our payor partners, patients, and shareholders.”

Heath Sampson, Chief Financial Officer, added, “ModivCare maintains a strong financial position, with $290.9 million of cash and cash equivalents, as of June 30, 2021, and an undrawn $225 million revolver. The company has received a commitment for $400 million of debt financing from Deutsche Bank Securities Inc. and Jefferies LLC to facilitate the closing of its recently announced acquisitions. ModivCare expects to maintain a strong balance sheet and liquidity profile following the acquisitions of CareFinders Total Care LLC for $340 million and the acquisition of VRI for $315 million. These transactions are expected to close in the third quarter of 2021, and they are expected to be meaningfully accretive to ModivCare earnings and cash flow on a combined basis.”

Second Quarter 2021 Results

For the second quarter of 2021, the Company reported revenue of $474.4 million, an increase of 68.1% from $282.3 million in the second quarter of 2020.

Operating income was $27.6 million, or 5.8% of revenue, in the second quarter of 2021, compared to operating income of $48.8 million, or 17.3% of revenue, in the second quarter of 2020. Income from continuing operations, net of tax, in the second quarter of 2021 was $13.8 million, or $0.97 per diluted common share, compared to income from continuing operations, net of tax, of $37.3 million, or a loss of $0.96 per diluted common share due to the preferred stock conversion, in the second quarter of 2020.

Adjusted EBITDA was $53.1 million, or 11.2% of revenue, in the second quarter of 2021, compared to $61.7 million, or 21.8% of revenue, in the second quarter of 2020.

Adjusted Net Income in the second quarter of 2021 was $30.2 million, or $2.13 per diluted common share, compared to $38.4 million, or $2.93 per diluted common share, in the second quarter of 2020.

Comparable Adjusted EBITDA and Adjusted Net Income for Q2 2020 were recast to show the impact of stock-based compensation and cash settled equity, which the Company is now excluding for purposes of these calculations.

The quarter-over-quarter increase in revenue was primarily due to incremental revenue of $109.7 million and $37.2 million associated with the acquisitions of Simplura and National MedTrans, respectively. Revenue further increased as a result of higher trip volume in our NEMT business, as the second quarter of the prior year was more heavily impacted by the COVID-19 pandemic.

Adjusted EBITDA decreased in the second quarter of 2021 due to higher service expense costs associated with higher utilization and contact center activity. Adjusted EBITDA also decreased as a result of higher corporate general and administrative cost as the Company continued to make investments in its employees and technology.

Matrix Medical Network

For the second quarter of 2021, Matrix’s revenue was $114.3 million, an increase of 26.1% from $90.7 million in the second quarter of 2020. Matrix had operating income of $4.5 million for the second quarter of 2021, compared to an operating income of $15.3 million for the second quarter of 2020.

ModivCare recorded income of $0.3 million related to its Matrix equity investment compared to an income of $4.4 million for the second quarter of 2020.

For the second quarter of 2021, Matrix recorded Adjusted EBITDA of $23.1 million or 20.2% of revenue, compared to $32.6 million, or 36.0% of revenue, for the second quarter of 2020.

Matrix’s Adjusted EBITDA for the second quarter of 2021 was negatively impacted by its Clinical Solutions business due to vaccination rollout in previous quarters and subsequent reduction in COVID testing, partially offset by the launch of the Clinical Trials business in October of 2020. Additionally, Matrix saw increased revenue and income related to a Clinical Solutions product offering following the October 2020 acquisition of Biocerna LLC, a diagnostic company that, among other things, provides rapid COVID-19 test kits, and is beginning to experience an increase in on-site visits in their risk adjustment business to pre-pandemic levels.

As of June 30, 2021, Matrix had $244.6 million in net debt and ModivCare's ownership interest was 43.6%.

Conference Call

ModivCare will hold a conference call to discuss its financial results on Friday, August 6, 2021 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About ModivCare

ModivCare Inc. ("ModivCare") (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries ("Matrix Medical Network"), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit us at www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) COVID-19 related costs, net of grant income, and (6) equity in net (income) loss of investee. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) equity in net (income) loss of investee,(6) intangible amortization expense, (7) COVID-19 related costs, net of grant income, (8) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our Personal Care Segment; acquired unknown liabilities in connection with the acquisition of our Personal Care Segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on our Matrix Investment segment's financial condition.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

--financial tables to follow--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Service revenue, net	$474,448	$282,256	$928,058	$649,547
Grant income	852	—	3,500	—

Operating expenses:
Service expense	379,566	196,106	739,898	528,767
General and administrative expense	56,347	31,199	111,217	51,994
Depreciation and amortization	11,819	6,108	24,059	9,898
Total operating expenses	447,732	233,413	875,174	590,659

Operating income	27,568	48,843	56,384	58,888

Other expenses (income):
Interest expense, net	8,287	1,498	16,710	1,739
Equity in net income of investee	(267)	(4,425)	(4,770)	(1,875)
Income from continuing operations before income taxes	19,548	51,770	44,444	59,024
Provision for income taxes	5,791	14,471	11,807	5,425
Income from continuing operations, net of tax	13,757	37,299	32,637	53,599
Loss from discontinued operations, net of tax	(85)	(301)	(124)	(503)
Net income	$13,672	$36,998	$32,513	$53,096

Net income (loss) available to common stockholders	$13,672	$(12,819)	$32,513	$1,920

Basic earnings (loss) per common share:
Continuing operations	$0.98	$(0.96)	$2.31	$0.19
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.04)
Basic earnings (loss) per common share	$0.97	$(0.98)	$2.30	$0.15

Diluted earnings (loss) per common share:
Continuing operations	$0.97	$(0.96)	$2.28	$0.19
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.04)
Diluted earnings (loss) per common share	$0.96	$(0.98)	$2.27	$0.15

Weighted-average number of common shares outstanding:
Basic	14,025,325	13,077,596	14,151,946	13,032,931
Diluted	14,175,594	13,077,596	14,329,794	13,059,699

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$290,909	$183,281
Accounts receivable, net	226,973	197,943
Other current assets (1)	38,999	44,634
Current assets of discontinued operations (2)	141	758
Total current assets	557,022	426,616
Operating lease right-of-use assets	45,791	30,928
Property and equipment, net	30,268	27,544
Goodwill and intangible assets, net	775,772	790,579
Equity investment	141,163	137,466
Other assets	26,182	12,780
Total assets	$1,576,198	$1,425,913

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,253	$8,464
Accrued contract payables	296,717	101,705
Accrued expenses and other current liabilities	109,143	117,010
Accrued transportation costs	88,615	79,674
Current portion of operating lease liabilities	8,665	8,277
Other current liabilities (3)	8,328	7,650
Current liabilities of discontinued operations (2)	1,527	1,971
Total current liabilities	529,248	324,751
Long-term debt, net of deferred financing costs	487,430	485,980
Operating lease liabilities, less current portion	32,531	23,437
Long-term contracts payables	2,292	72,183
Other long-term liabilities (4)	115,440	107,951
Total liabilities	1,166,941	1,014,302

Stockholders' equity	409,257	411,611
Total liabilities and stockholders' equity	$1,576,198	$1,425,913

(1) Includes other receivables, prepaid expenses and other current assets, and short-term restricted cash.
(2) Includes assets or liabilities related to WD Services' former Saudi Arabian operation.
(3) Includes deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2021	2020
Operating activities
Net income	$32,513	$53,096
Depreciation and amortization	24,059	9,898
Stock-based compensation	2,659	1,772
Equity in net income of investee	(4,770)	(1,875)
Deferred income taxes	(2,843)	11,441
Reduction of right-of-use assets	7,341	4,373
Loss on disposal of assets	—	216
Other non-cash items (1)	(136)	2,365
Changes in working capital (2)	110,290	65,902
Net cash provided by operating activities	169,113	147,188

Investing activities
Purchase of property and equipment	(8,132)	(2,330)
Acquisition, net of cash acquired	(15,843)	(77,665)
Net cash used in investing activities	(23,975)	(79,995)

Financing activities
Proceeds from debt	—	162,000
Repayment of debt	—	(162,000)
Preferred stock redemption payment	—	(82,769)
Preferred stock dividends	—	(1,961)
Repurchase of common stock, for treasury	(39,040)	(10,186)
Proceeds from common stock issued pursuant to stock option exercise	2,335	11,329
Restricted stock surrendered for employee tax payment	(820)	(37)
Other financing activities	(41)	(154)
Net cash used in financing activities	(37,566)	(83,778)

Net change in cash, cash equivalents and restricted cash	107,572	(16,585)
Cash, cash equivalents and restricted cash at beginning of period	183,356	61,673
Cash, cash equivalents and restricted cash at end of period	$290,928	$45,088

(1) Includes provision for doubtful accounts and amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other assets, self-funded insurance programs, income tax refunds on sale of business, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs, deferred revenue and other long-term liabilities.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2021
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$364,760	$109,688	$—	$474,448
Grant income	—	852	—	852

Operating expenses:
Service expense	292,657	86,909	—	379,566
General and administrative expense	41,621	14,726	—	56,347
Depreciation and amortization	6,935	4,884	—	11,819
Total operating expenses	341,213	106,519	—	447,732

Operating income	23,547	4,021	—	27,568

Other expenses (income):
Interest expense, net	8,287	—	—	8,287
Equity in net income of investee	—	—	(267)	(267)
Income from continuing
operations before income taxes	15,260	4,021	267	19,548
Provision for income taxes	4,631	1,074	86	5,791
Income from continuing operations, net of taxes	10,629	2,947	181	13,757

Interest expense, net	8,287	—	—	8,287
Provision for income taxes	4,631	1,074	86	5,791
Depreciation and amortization	6,935	4,884	—	11,819

EBITDA	30,482	8,905	267	39,654

Restructuring and related charges (1)	4,483	—	—	4,483
Transaction costs (2)	2,239	1,245	—	3,484
Cash settled equity	4,452	—	—	4,452
Stock-based compensation	1,340	76	—	1,416
COVID-19 related costs, net of grant income	113	(251)	—	(138)
Equity in net income of investee	—	—	(267)	(267)

Adjusted EBITDA	$43,109	$9,975	$—	$53,084

(1) Restructuring and related charges include professional services costs of $3.5 million and severance and office closure costs of $1.0 million.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and certain transaction-related expenses.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2020
	NEMT	Matrix Investment	Total Continuing Operations

Service revenue, net	$282,256	$—	$282,256

Operating expenses:
Service expense	196,106	—	196,106
General and administrative expense	31,199	—	31,199
Depreciation and amortization	6,108	—	6,108
Total operating expenses	233,413	—	233,413

Operating income	48,843	—	48,843

Other expenses (income):
Interest expense, net	1,498	—	1,498
Equity in net income of investee	—	(4,425)	(4,425)
Income from continuing
operations before income taxes	47,345	4,425	51,770
Provision for income taxes	13,363	1,108	14,471
Income from continuing operations, net of taxes	33,982	3,317	37,299

Interest expense, net	1,498	—	1,498
Provision for income taxes	13,363	1,108	14,471
Depreciation and amortization	6,108	—	6,108

EBITDA	54,951	4,425	59,376

Restructuring and related charges (1)	986	—	986
Transaction costs (2)	266	—	266
Cash settled equity (3)	4,547		4,547
Stock-based compensation (3)	691	—	691
COVID-19 related costs	209	—	209
Equity in net income of investee	—	(4,425)	(4,425)

Adjusted EBITDA	$61,650	$—	$61,650

(1) Restructuring and related charges include severance and office closure costs of $0.5 million and professional services costs of $0.5 million.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and certain transaction-related expenses.
(3) Adjusted EBITDA for Q2 of 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including for purposes of this calculation.
--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2021
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$708,176	$219,882	$—	$928,058
Grant income	—	3,500	—	3,500

Operating expenses:
Service expense	565,072	174,826	—	739,898
General and administrative expense	81,587	29,630	—	111,217
Depreciation and amortization	14,248	9,811	—	24,059
Total operating expenses	660,907	214,267	—	875,174

Operating income	47,269	9,115	—	56,384

Other expenses (income):
Interest expense, net	16,710	—	—	16,710
Equity in net income of investee	—	—	(4,770)	(4,770)
Income from continuing
operations before income taxes	30,559	9,115	4,770	44,444
Provision for income taxes	7,958	2,501	1,348	11,807
Income from continuing operations, net of taxes	22,601	6,614	3,422	32,637

Interest expense, net	16,710	—	—	16,710
Provision for income taxes	7,958	2,501	1,348	11,807
Depreciation and amortization	14,248	9,811	—	24,059

EBITDA	61,517	18,926	4,770	85,213

Restructuring and related charges (1)	8,128	—	—	8,128
Transaction costs (2)	4,854	2,290	—	7,144
Cash settled equity	6,545	—	—	6,545
Stock-based compensation	2,489	76	—	2,565
COVID-19 related costs, net of grant income	453	(2,100)	—	(1,647)
Equity in net income of investee	—	—	(4,770)	(4,770)

Adjusted EBITDA	$83,986	$19,192	$—	$103,178

(1) Restructuring and related charges include professional services costs of $6.4 million and severance and office closure costs of $1.7 million.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and certain transaction-related expenses.

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2020
	NEMT	Matrix Investment	Total Continuing Operations

Service revenue, net	$649,547	$—	$649,547
Grant income	—	—	—

Operating expenses:
Service expense	528,767	—	528,767
General and administrative expense	51,994	—	51,994
Depreciation and amortization	9,898	—	9,898
Total operating expenses	590,659	—	590,659

Operating income	58,888	—	58,888

Other expenses (income):
Interest expense, net	1,739	—	1,739
Equity in net income of investee	—	(1,875)	(1,875)
Income from continuing
operations before income taxes	57,149	1,875	59,024
Provision for income taxes	4,955	470	5,425
Income from continuing operations, net of taxes	52,194	1,405	53,599

Interest expense, net	1,739	—	1,739
Provision for income taxes	4,955	470	5,425
Depreciation and amortization	9,898	—	9,898

EBITDA	68,786	1,875	70,661

Restructuring and related charges (1)	2,308	—	2,308
Transaction costs (2)	1,121	—	1,121
Cash settled equity (3)	3,996	—	3,996
Stock-based compensation (3)	1,695	—	1,695
COVID-19 related costs, net of grant income	231	—	231
Equity in net (income) loss of investee	—	(1,875)	(1,875)

Adjusted EBITDA	$78,137	$—	$78,137

(1) Restructuring and related charges include severance and office closure costs of $1.2 million and professional services of $1.1 million.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.
(3) Adjusted EBITDA for the six months ended June 30, 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including for purposes of this calculation.

ModivCare Inc.

ModivCare Inc.
Unaudited Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$114,333	$90,667	$238,372	$151,971
Operating expense	101,654	65,661	201,639	118,710
Depreciation and amortization	8,130	9,748	16,576	19,676
Operating income	4,549	15,258	20,157	13,585

Interest expense, net	4,088	4,989	8,166	10,719
Provision for income taxes	143	1,377	3,507	331
Net income	318	8,892	8,484	2,535

Equity Interest	43.6%	43.6%	43.6%	43.6%
Net income - Equity Investment	139	3,876	3,699	1,105
Management fee and other	128	549	1,071	770
Equity in net income of investee	$267	$4,425	$4,770	$1,875

Cash	$75,490	$39,006
Net Debt (2)	$244,610	$285,219

(1)The results of our equity method investment are excluded from the calculation of ModivCare's Adjusted EBITDA and Adjusted Net Income.
(2)Net debt represents long-term debt including the current portion, excluding deferred financing costs, less cash.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$114,333	$90,667	$238,372	$151,971
Operating expense	101,654	65,661	201,639	118,710
Depreciation and amortization	8,130	9,748	16,576	19,676
Operating income	4,549	15,258	20,157	13,585

Interest expense, net	4,088	4,989	8,166	10,719
Provision for income taxes	143	1,377	3,507	331
Net income	318	8,892	8,484	2,535

Depreciation and amortization	8,130	9,748	16,576	19,676
Interest expense	4,088	4,989	8,166	10,719
Provision for income taxes	143	1,377	3,507	331
EBITDA	12,679	25,006	36,733	33,261
Management fees	983	1,176	2,292	1,669
Integration costs	67	—	155	—
Severance costs	39	138	232	937
Restructuring expense	5,968	—	10,214	—
COVID-19 related costs	499	4,935	947	5,092
Transaction costs	2,897	1,369	4,422	1,754
Adjusted EBITDA	$23,132	$32,624	$54,995	$42,713

(1) ModivCare accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within ModivCare's Adjusted EBITDA in any period presented.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Income from continuing operations, net of tax	$13,757	$37,299	$32,637	$53,599

Restructuring and related charges(1)	4,482	986	8,128	2,308
Transaction costs(2)	3,484	266	7,144	1,121
Cash settled equity(3)	4,452	4,547	6,545	3,996
Stock-based compensation(3)	1,416	691	2,565	1,695
Equity in net income of investee	(267)	(4,425)	(4,770)	(1,875)
Intangible amortization expense	9,148	3,775	18,649	5,334
COVID-19 related costs, net of grant income	(138)	209	(1,647)	231
Tax impact of the CARES Act	—	76	—	(10,984)
Tax effected impact of adjustments	(6,100)	(167)	(10,012)	(1,831)

Adjusted Net Income	$30,234	$43,257	$59,239	$53,594

Dividends on convertible preferred stock	—	(866)	—	(1,961)
Income allocated to participating securities	—	(4,024)	—	(5,560)

Adjusted Net Income available to common stockholders	$30,234	$38,367	$59,239	$46,073

Adjusted earnings per share	$2.13	$2.93	$4.13	$3.53

Diluted weighted-average number of common shares outstanding	14,175,594	13,077,596	14,329,794	13,059,699

(1) Restructuring and related charges include severance and office closure costs and professional services.
(2) Transaction costs include the MIP related to the Circulation acquisition and certain other transaction-related expenses.
(3) Adjusted net income for the three and six months ended June 30, 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now excluding for purposes of this calculation.